EXECUTION COPY

Exhibit 99.5

SELLER DISCLOSURE SCHEDULE
In connection with the
____________________
PURCHASE AND ASSUMPTION AGREEMENT
____________________
between
BANK OF AMERICA, NATIONAL ASSOCIATION
and
WASHINGTON FEDERAL, NATIONAL ASSOCIATION
Dated as of January 23, 2014

W/2203984

This Seller Disclosure Schedule has been prepared and delivered in connection with the Purchase and Assumption Agreement, dated as of January 23, 2014 (the “Agreement”), between Bank of America, National Association (“Seller”) and Washington Federal (“Purchaser”). Capitalized terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein. The headings contained in this Seller Disclosure Schedule are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the Agreement or the information contained in this Seller Disclosure Schedule.
This Seller Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement and is not intended to constitute, and shall not be deemed to limit, expand or alter the scope or effect of any of such representations and warranties of Seller, except as and to the extent provided in the Agreement. It is expressly understood and acknowledged that any exceptions set forth herein shall not constitute a basis for a claim of a breach of any of the representations and warranties or covenants made in the Agreement. The inclusion of any information, item or other matter in this Seller Disclosure Schedule shall not be deemed to be an admission or indication, in and of itself, that (a) such information, item or other matter is required to be referred to or disclosed herein, (b) such information, item or other matter is material, (c) such information has resulted in or would result in a Material Adverse Effect or is outside the ordinary course of business, or (d) any breach or violation of applicable Laws or any contract exists or has actually occurred.
Any reference in a particular section of this Seller Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (1) the representations and warranties (or covenants, as applicable) of Seller that are contained in the corresponding Section of the Agreement and (2) any other representations and warranties (or covenants, as applicable) of Seller that are contained in the Agreement, but only if the relevance of that reference as an exception thereto (or a disclosure for purposes thereof) would be reasonably apparent from such item on the face of such disclosure as set forth herein.
The information disclosed herein is subject to the terms of any confidentiality agreement Seller and Purchaser (or any of their respective Affiliates) previously entered into prior to the date hereof, and may not be used for any purpose other than those contemplated by the Agreement.

Section 1.1
Environmental Defect
$50,000

Section 7.1
Activity in the Ordinary Course
Seller will discontinue the (1) opening new Deposit accounts in the Branches five (5) Business Days prior to the Closing Date, (2) marketing and offering of certain specified special Deposit account promotional and affinity offers in the Branches following the date of this Agreement, and (3) close the Branches at 12:00 noon, local time, on the Closing Date.

Section 8.7
Severance Payments
(c)
Eligible employees receive 2 weeks of base pay for each full year of service based on the most recent date of hire. Prior service will be recognized if the employee’s break in service is less than 180 days. Severance pay will be reduced if severance was previously paid on the same service.
Minimum and maximum weeks of severance pay will be as follows:

Cash Severance Pay

Band	Minimum Pay	Maximum Pay
1-3	16 weeks	52 weeks
4-5	8 weeks	52 weeks
6-9	4 weeks	52 weeks

•	Employees may elect to receive their severance pay via lump sum or pay period installments.
Health and Welfare Benefits

•	If an employee elects installment payments, health and welfare benefits continue during the installment period at active employee rates.
Miscellaneous

•	Employee must sign and not revoke a general release.

•	Employees who are within one year of a retirement milestone may be eligible to bridge to that milestone.